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                         Standard Commercial Corporation

                         Corporate Governance Guidelines

The Board of Directors has established the following Corporate Governance
Guidelines:

1.   Role of the Board

     The Directors are elected by the shareholders, in accordance with the Bylaws of the Company, to govern the Company on their behalf and to authorize and oversee the actions of management.

     In particular, Director's responsibilities include:

     .    Providing general oversight of the Company's business.

     .    Evaluating present and future opportunities, threats and risks.

     .    Approving corporate strategy and business plans.

     .    Approving the organization structure and policies of the Company.

     .    Approving major management initiatives and capital expenditures.

     . Providing oversight of legal and ethical conduct to ensure a culture of good corporate citizenship.

     .    Nominating, compensating and evaluating Directors.

     . Electing the Chief Executive Officer, Chairman of the Board and other officers.

     . Approving compensation and succession plans for the Company's executives.

     . Approving the formation of committees of the Board and determining their authority.

     . Ensuring that there are adequate internal controls that provide valid and reliable relevant information.

     .    Monitoring the performance of Company operations.

     . Ensuring that there is proper disclosure of information to shareholders and others.

     .    Overseeing the delegation of responsibilities.

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2.   Size of the Board

     The Board may vary its size from time to time in accordance with the Bylaws. The Board believes that normally there should be nine members but recognizes that there may be reason to have more than that number.

3.   Independence of Directors

     a.   Mix of Independent Directors and Officer Directors

          There should always be a substantial majority of Independent Directors. The Chief Executive Officer should be a Board member. One or more officers may from time to time be Board members, but no officer other than the Chief Executive Officer should expect to be elected to the Board by virtue of his office.

     b.   Criteria to Qualify as an Independent Director

          A Director will be considered an Independent Director only if the Board has determined that the Director has no material relationship with the Company and that the Director:

          1. has not within the previous five years been an employee of the Company or any of its subsidiaries or affiliates;

          2. has not within the previous five years been or been associated with a supplier to or customer of the Company with regard to goods or services;

          3. receives no compensation, directly or indirectly, from the Company other than compensation as a Director or dividends as a shareholder;

          4. does not have an immediate family member who is employed as an officer of the Company or any of its subsidiaries or affiliates;

          5. has not within the previous five years been associated with the independent auditors or former independent auditors of the Company;

          6. has not within the previous five years been part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the Director;

          7. does not have a relationship with the Company which, in the opinion of the Board, would prejudice his independence;

          8. is not associated with a charitable organization to which the Company has made a substantial contribution;

          9. does not have an immediate family member who within the previous five years has held a position that falls within the scope of
               Section 3.b.5, 3.b.6 or 3.b.8; and

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          10.  meets the independence tests required from time to time by the
               New York Stock Exchange, the Securities and Exchange Commission, the Internal Revenue Service ("NYSE," "SEC," or "IRS," respectively) or any other regulatory body.

     c.   Executive Session of Independent Directors

          At least once a year, and as often as the Independent Directors deem advisable, the Independent Directors shall meet in executive session without the Chief Executive Officer. During at least one such session each year the Independent Directors will review the Chief Executive Officer's performance. The results of this review shall be discussed with the Chief Executive Officer and considered by the Compensation Committee when establishing compensation for the following year.

4.   Composition of the Board

     a.   Criteria for Selection

          The Board should be composed of Directors who combine good character and reputation, relevant experience and sound judgment.

     b.   Tenure of Office

          Directors are elected by shareholders, in accordance with the Bylaws of the Company and the North Carolina Business Corporation Act, for terms of three years.

          1. Non-employee Directors shall not offer themselves for re-election at the end of the term of office during which their 72/nd/ birthday falls.

          2. Non-employee Directors shall not offer themselves for re-election at the end of their fifth term of office.

          3. A non-employee Director who retires or changes employment is required to advise the Board accordingly and offer to resign.

          4. Employee Directors are required to resign from the Board when they retire or otherwise cease to be active employees of the Company.

     c.   Orientation

          The Company shall arrange an orientation for each new Director within 60 days of election.

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     d.   Continuing Education

          Directors are encouraged to pursue continuing education, the expense of which the Company will, to the extent approved by the Board, reimburse them.

5.   Functioning of the Board

     a.   Chairman of the Board

          Each year, at the first Board meeting following the annual meeting of shareholders, the Board will elect one of their number as Chairman of the Board for the ensuing year. The duties and responsibilities of the Chairman of the Board are determined by the Board and described in Appendix A attached to these Guidelines.

     b.   Lead Director

          When the Chairman of the Board is not an Independent Director, the Independent Directors will, each year, at the time of the first Board meeting following the annual meeting of shareholders, elect one of their number as Lead Director.The duties and responsibilities of Lead Director are determined by the Board and described in Appendix A attached to these Guidelines.

     c.   Secretary

          The Secretary of the Company shall act as Secretary of the Board and will keep all minutes, records and documents relating to the Board and will keep the Board up to date with all relevant statutory, regulatory and exchange requirements.

     d.   Agenda

          In consultation with the Chairman of the Board, the Chief Executive Officer and the Lead Director if the Chairman of the Board is not an Independent Director, the Secretary will be responsible for preparing the agenda for each Board meeting and circulating it, prior to the meeting date, to members of the Board for comment. Directors should submit to the Secretary items that they wish to be included in the Agenda.

     e.   Board Materials

          The Company will provide Board and committee materials to the Directors sufficiently in advance of each meeting that the Directors will be able to review them in depth prior to the meeting.

     f.   Attendance

          Directors are expected to attend all meetings of the Board and any committees on which they serve, although unforeseen circumstances and pre-existing conflicts may be acceptable excuses for non-attendance.

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     g.   Conflict of Interest

          A Director is expected to declare to the Board any conflict of interest or interest that might reasonably be thought to represent a conflict and the Board may exclude such Director from discussion of or voting on any issue or issues affected by what it deems to be a conflict of interest.

     h.   Other Directorships

          A Director must obtain the consent of the Board before accepting a directorship or principal role with another entity

     i.   Board Communications

          Only the Chairman of the Board, the Chief Executive Officer and the Lead Director if the Chairman of the Board is not an Independent Director shall be authorized to communicate regarding Company business with investors, the press, customers or others outside the Company.

     j.   Matters Requiring Board Approval

          The Board shall at all times maintain in effect a statement of matters requiring its approval.

     k.   Code of Business Conduct

          The Board shall at all times maintain in effect a code of business conduct (as the same shall be amended from time to time), attached as Appendix B.

6.   Consultation with Executives and Independent Advisors

     In carrying out their duties, a Director, the Board or a committee of the Board may consult with any executive of the Company and with independent advisors, either in Board or committee meetings or in private meetings between one or more Board or committee members and such persons. The Company will pay for the fees and expenses of any independent advisors, provided the engagement and compensation are approved in advance by a majority of the Independent Directors of the Board or a majority of the Independent Director members of a committee.

7.   Board Committees

     a.   Number of Committees

          The Board may appoint or disband committees of the Board, except that there must always be Audit, Compensation, and Nominating and Corporate Governance Committees and any other committees as may be required by the NYSE, the SEC, the IRS or any other regulatory body.

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       b.     Structure

       The rules, regulations and procedures of each committee, which specifically set out its duties and delegated powers, will be approved initially and reviewed periodically by the Board. Such reviews must ensure that committee rules, regulations and procedures conform to regulations laid down from time to time by the NYSE, the SEC and other regulatory bodies. The rules, regulations and procedures of each committee are attached to these Guidelines as Appendix C.

       c.     Independence

       Only Independent Directors may serve on the Audit, Compensation, and Nominating and Corporate Governance Committees.

       d.     Chairman and Membership

       The chairman and members of each committee will be appointed by the Board when the committee is formed and thereafter at the first Board meeting following the Annual Meeting each year. The Nominating and Corporate Governance Committee will, after consulting the Chairman of the Board and the Lead Director if the Chairman of the Board is not an Independent Director, nominate, for consideration by the Board, the chairmen and members of the committees of the Board.

8.     Board and Director Evaluation

       a.     Board Evaluation

       Every other year the Chairman of the Board (the Lead Director if the Chairman of the Board is not an Independent Director) will conduct an evaluation of the Board's and its committees' performance. He will canvass the views of members of the Board and executives who work closely with the Board. As part of this process the Board should establish performance criteria and the evaluation process should assess to what extent such criteria have been met. The Chairman of the Board or the Lead Director, as the case may be, will then present the findings of the evaluation to the Board.

       b.     Individual Director Evaluation

       The Chairman of the Nominating and Corporate Governance Committee will periodically conduct an evaluation of the performance of each Director and such evaluations shall be considered by the Nominating and Corporate Governance Committee in deciding upon nominations for reelection to the Board.

9.     Director Compensation, Equity Ownership, Stock Trading and Loans

       a.     Compensation

       The Nominating and Corporate Governance Committee will each year furnish the Board with information relevant to non-employee Director compensation including the practices of the Company's competitors and industry generally. The Board will determine the compensation of the non-employee Directors. Employee

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       Directors will serve without additional compensation on account of their
       Board membership.

       b.     Equity Ownership

       It is the policy of the Board that all Directors own Company stock. A significant portion of the overall compensation of Directors should be in the form of Company stock.

       In addition, the Board encourages Directors to purchase Company stock in compliance with the Company's Insider Trading Policy.

       c.     Stock Trading

       Directors and their immediate families are prohibited from trading in Company stock other than during permitted periods. The Secretary will advise Directors when the window is open for trading, but ultimately it is the Director's responsibility not to trade in Company stock when in possession of material non-public information. All Director transactions in Company stock must comply with the Company's Insider Trading Policy, including reporting changes in equity ownership to the SEC and NSYE within two days after the day of the transaction.

       d.     Loans to Directors

       The Company shall not, directly or indirectly, extend, maintain or arrange for the extension of credit in the form of a personal loan to any Director.

Adopted by the Board of Directors on June 11, 2003.

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                                   Appendix A

                       Duties of the Chairman of the Board

When an Independent Director:

Preside at meetings of the Board of Directors and of the shareholders, insuring that relevant information is available and that discussion is properly focused

Consult with the Chief Executive Officer and the Secretary regarding preparation of the agenda for each Board meeting

Advise the Chief Executive Officer as to the quantity, quality and timeliness of the flow of information from management, requesting such additional information as he deems appropriate, that is necessary for the Independent Directors effectively and responsibly to perform their duties

Preside at executive sessions of the Independent Directors, insuring that relevant information is available and that discussion is properly focused

Act as principal liaison between the Independent Directors and the Chief Executive Officer

Insure that Board decisions are implemented and that the Statement of Matters Reserved to the Board, the Corporate Governance Guidelines and the Rules, Regulations and Procedures of Board Committees are observed

Serve on the Executive Committee

Attend meetings of Board Committees

Review, with the Chief Financial Officer and the Chairman of the Finance Committee, the monthly financial statements and comment to the Board

Review monthly, with the Chief Executive Officer, the operations of the Company and comment to the Board

Conduct a biennial evaluation of the Board and its Committees and present the findings to the Board

Advise, as requested, the Chief Executive Officer

Carry out special assignments in collaboration with the Chief Executive Officer, the Board or the Independent Directors

Evaluate annually, together with the Independent Directors, the Chief Executive's performance and discuss with him the conclusions of the evaluation

When not an Independent Director:

Preside at meetings of the Board of Directors and of the shareholders, insuring that relevant information is available and that discussion is properly focused

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Consult with the Lead Director, the Secretary and, if not the Chief Executive
Officer, with him regarding preparation of the agenda for each Board meeting

Serve on the Executive Committee

Attend meetings of Board Committees

If not the Chief Executive Officer, advise him as requested

Insure that Board decisions are implemented and that the Statement of Matters Reserved to the Board, the Corporate Governance Guidelines and the Rules, Regulations and Procedures of Board Committees are observed

Carry out special assignments in collaboration with the Chief Executive Officer, the Lead Director, the Board or the Independent Directors

                           Duties of the Lead Director

Consult with the Chairman of the Board, the Chief Executive Officer and the Secretary regarding preparation of the agenda for each Board meeting

Advise the Chairman of the Board and the Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management, requesting such additional information as he deems appropriate, that is necessary for the Independent Directors effectively and responsibly to perform their duties.

Preside at executive sessions of the Independent Directors, insuring that relevant information is available and that discussion is properly focused

Act as principal liaison between the Independent Directors and the Chief Executive Officer,

Insure that Board decisions are implemented and that the Statement of Matters Reserved to the Board, the Corporate Governance Guidelines and the Rules, Regulations and Procedures of Board Committees are observed

Serve on the Executive Committee

Attend meetings of Board Committees

Review, with the Chief Financial Officer and the Chairman of the Finance Committee, the monthly financial statements and comment to the Board

Review monthly, with the Chief Executive Officer, the operations of the Company and comment to the Board

Conduct a biennial evaluation of the Board and its Committees and present the findings to the Board

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Advise, as requested, the Chief Executive Officer

Carry out special assignments in collaboration with the Chairman of the Board, the Chief Executive Officer, the Board or the Independent Directors

Evaluate annually, together with the Independent Directors, the Chief Executive Officer's performance and discuss with him the conclusions of the evaluation.

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